Exhibit 99.1

TENNECO BOARD SELECTS BRIAN KESSELER, ROGER WOOD AS CEOs

OF FUTURE INDEPENDENT COMPANIES

Kesseler to Lead Aftermarket and Ride Performance Company

Wood to Lead Powertrain Technology Company

Lake Forest, Illinois, July 23, 2018 – Tenneco Inc. (NYSE: TEN) announced today that its board of directors has selected Brian J. Kesseler and Roger J. Wood as the chief executive officers of the aftermarket and ride performance company and powertrain technology company, respectively, the two new independent, publicly traded companies, which will be established in the second half of 2019.

Immediately upon closing of the Federal-Mogul acquisition, and prior to separation, Kesseler and Wood will serve as co-CEOs of Tenneco Inc., leading their respective businesses, while preparing each to become a stand-alone entity and helping facilitate a smooth spin-off. During this period, both CEOs will report to the Tenneco Board of Directors. The appointments of Kesseler and Wood are dependent on Tenneco closing the acquisition of Federal-Mogul and separation of the business through a tax-free spin-off, which were announced on April 10, 2018.

“On behalf of the Tenneco board of directors, I am pleased to announce two outstanding executives as CEOs for the future companies, both of whom played integral roles in shaping the strategy for this transaction,” said Gregg Sherrill, Chairman, Tenneco Board of Directors. “They are seasoned global industry leaders with deep knowledge of the businesses, and are passionate about the opportunity to launch purpose-built leading companies in their respective markets.”

Kesseler, Tenneco’s current CEO will become chairman and CEO of the aftermarket and ride performance company, which will be headquartered in Lake Forest, Illinois. Kesseler has been serving as Tenneco CEO since May 2017, having joined the company as chief operating officer in 2015. Prior to Tenneco, he was president of Johnson Controls Power Solutions, a business largely focused on the aftermarket. He joined Johnson Controls in 1994 and served in leadership positions in the company’s automotive experience and building efficiency businesses. Kesseler began his manufacturing career with Ford Motor Company. He also serves on the Tenneco Board of Directors.

“With extensive industry experience in both OE and aftermarket businesses, Brian is uniquely qualified to be CEO of what will be one of the world’s leading multi-line aftermarket and OE suppliers,” said Sherrill. “His global perspective and demonstrated success in driving top-line growth make him the right choice to lead a company that will be well positioned to accelerate aftermarket growth in Asia Pacific and capture opportunities driven by new mobility and autonomous driving trends.”

Wood will become chairman and CEO of the new powertrain technology company, which will be headquartered in the Detroit, Michigan area. He currently serves as executive chairman of Fallbrook Technologies, an industrial innovation company. Wood retired in 2015 as Dana Holding Corporation President and Chief Executive Officer, a position he had held since joining Dana in 2011. Previously, Wood had a distinguished 26-year career with Borg Warner where he served in various leadership roles with global operations, culminating in the role of executive vice president and president for the engine group. Wood serves on the Tenneco Board of Directors and is a member of the Brunswick Corporation Board of Directors.

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“We are excited that Roger Wood will become CEO of what will be one of the largest pure-play powertrain suppliers globally. He is an exceptional leader with more than 30 years in the industry, including extensive powertrain experience with Dana and Borg Warner,” said Sherrill. “Roger is a highly successful executive who understands the trends shaping the industry, including regulatory and hybridization, and has a proven reputation for driving growth through innovation and technology.”

The acquisition is expected to close in the second half of 2018, subject to regulatory and shareholder approvals and other customary closing conditions. The separation is expected to occur in the second half of 2019.

Post-close and until the spin, the Tenneco Ride Performance, Aftermarket and Federal-Mogul Motorparts leadership will report to Kesseler. The Tenneco Clean Air and Federal-Mogul Powertrain leadership will report to Wood. Tenneco’s corporate staff will have a dual reporting relationship to both Kesseler and Wood.

Wood will participate in the Q and A portion of Tenneco’s second quarter 2018 earnings release conference call on July 27, 2018 at 9:00 a.m. ET.

About Tenneco

Tenneco is a $9.3 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 32,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of ride performance and clean air products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

About the Aftermarket and Ride Performance Company

The aftermarket and ride performance company would have 2017 pro-forma revenues of $6.4 billion, with 57% of those revenues from aftermarket and 43% from original equipment customers. Following the Federal-Mogul acquisition, the aftermarket and ride performance company will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. The aftermarket and ride performance company’s principal product brands will include Monroe®, Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, and Champion®.

About the Powertrain Technology Company

The powertrain technology company would have 2017 pro-forma revenues of $10.7 billion, serving light vehicle, commercial truck, off-highway and industrial markets. Following the Federal-Mogul acquisition, the powertrain technology company will be one of the world’s largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains.

Safe Harbor

This communication contains forward-looking statements. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this communication that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. These forward-looking statements are included in various sections of this communication and the words “may,” “will,” “believe,” “should,” “could,” “plan,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof), are intended to identify forward-looking statements. Forward-looking statements included in this communication concern, among other things the proposed acquisition of Federal-Mogul LLC, including the expected timing of completion of the proposed acquisition and related transactions; the benefits of the proposed acquisition; the combined company’s plans, objectives and expectations; future financial and operating results; Tenneco’s intent to separate into two independent publicly traded companies as a result of the proposed spin-off the expectation that the spin-off will be tax-free; statements regarding the resources, potential, priorities, competitive positioning and opportunities for the independent companies following the spin-off; the timing of the proposed spin-off and other statements that are not historical facts. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the risk that the transaction may not be completed in a timely manner or at all due to a failure to satisfy certain closing conditions, including any stockholder or regulatory approvals or the failure to satisfy other conditions to completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement; the outcome of any legal proceeding that may be instituted against the Company and others following the announcement of the transaction; the combined company may not complete a spin-off of the Motorparts business from the Powertrain business (or achieve some or all of the anticipated benefits of such a spin-off); the proposed transaction may have an adverse impact on existing arrangements with the Company, including those related to transition, manufacturing and supply services and tax matters; the amount of the costs, fees, expenses and charges related to the transaction may be greater than expected; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the risk that the benefits of the transaction, including synergies, may not be fully realized or may take longer to realize than expected; the risk that the transaction may not advance the combined company’s business strategy; the risk that the combined company may experience difficulty integrating all employees or operations; the potential diversion of the Company’s management’s attention resulting from the proposed transaction; as well as the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the SEC. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Unless otherwise indicated in this report, the forward-looking statements in this communication are made as of the date of this communication, and, except as required by law, the Company does not undertake any obligation, and disclaims any obligation, to publicly disclose revisions or updates to any forward-looking statements.

Contacts:
Bill Dawson	Linae Golla
Media inquiries	Investor inquires
847 482-5807	847 482-5162
bdawson@tenneco.com	lgolla@tenneco.com